SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 28, 2005

Lake Area Corn Processors, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-50254	46-0460790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34
P.O. Box 100
Wentworth, South Dakota		57075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 483-2676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Between November 28, 2005 and November 30, 2005, Dakota Ethanol, LLC, the registrant’s majority-owned subsidiary, entered into three new agreements relating to the production and sale of ethanol and distiller’s grains by Dakota Ethanol.

On November 28, 2005, Dakota Ethanol entered into a Risk Management Contract with FCStone, LLC of West Des Moines, Iowa. Under the contract, FCStone will provide to Dakota Ethanol all risk management and grain procurement services and programs relating to Dakota Ethanol’s production and sale of ethanol and distiller’s grain. In exchange for these services, Dakota Ethanol will pay to FCStone a fee of $3,333.33 per month, which is based on a rate of $0.001 per gallon of ethanol produced and an annual production capacity of 40 million gallons. In addition, Dakota Ethanol will pay any commission, fee, service charge or mark-up arising from any option, futures or other risk management or cash commodity transaction executed or brokered through FC Stone, not to exceed $12.50 per round turn for exchange-traded futures and options contracts and equal to $10.00 per round turn for over-the-counter transactions. The term of the contract begins on December 1, 2005 and continues until October 31, 2006, at which time the contract renews automatically for additional one-year terms unless prior written notice of non-renewal is provided by either party. A copy of this contract is attached as an exhibit.

On November 28, 2005, Dakota Ethanol entered into a Distiller’s Grain Marketing Agreement with Commodity Specialists Company (CSC) of Minneapolis, Minnesota. Under the terms of the agreement, CSC will serve as the exclusive purchaser and marketer for all of the distiller’s dried grains with solubles (DDGS) produced by Dakota Ethanol.  The purchase price for the DDGS paid by CSC to Dakota Ethanol will be equal to 98% of the sale price received by CSC in the sale of DDGS to its customers, less all freights costs incurred by CSC in delivery.  The remaining 2% will be retained by CSC as a service fee, although the service fee may not be less than $1.50 per ton nor greater than $2.00 per ton. The term of the agreement begins on December 1, 2005 and renews automatically for an additional term of one year unless prior written notice of non-renewal is provided by either party. A copy of this agreement is attached as an exhibit.

On November 30, 2005, Dakota Ethanol entered into an Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. (RPMG) of Belle Plaine, Minnesota. Under the terms of the agreement, RPMG will provide, on an exclusive basis, marketing, sale, and delivery services for all ethanol produced by Dakota Ethanol. The ethanol will be marketed through a pooling program with the various members of RMPG.  In exchange for the marketing services, Dakota Ethanol will pay RPMG a fee of $0.01 for each gallon sold by RPMG. In addition to the marketing services, RMPG will lease railcars for the transportation of ethanol to Dakota Ethanol’s customers, the cost of which will be deemed an expense of the marketing pool. Beginning December 31, 2006, Dakota Ethanol will be eligible to purchase an ownership interest in RMPG through certain forms of capital contributions, provided RMPG accepts Dakota Ethanol as a member. The term of the agreement ends on March 31, 2007, at which time the agreement renews automatically for additional one-year terms unless prior written notice of non-renewal is provided by either party. A copy of this agreement is attached as an exhibit.

Section 9.01 Financial Statement and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)

	Exhibit No.	Description

	10.1	Risk Management Contract dated November 28, 2005.

	10.2	Distiller’s Grain Marketing Agreement dated November 28, 2005.

	10.3	Ethanol Fuel Marketing Agreement dated November 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Dated: December 2, 2005	By:	/s/ Douglas Van Duyn
Douglas Van Duyn, Chief Executive Officer